UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006

Vertical Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19462	86-0446453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Memorial Drive Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 354-0600

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 12, 2006, the Company and certain of its investors and its chief executive officer, entered into a binding, non-cancellable agreement wherein the investors and the chief executive officer committed to fund the operations of the Company, as and when needed, up to $5.0 million, through September 30, 2007.

Item 2.02 Results of Operations and Financial Condition

On October 16, 2006, the Company issued its earnings release for the quarter ended June 30, 2006. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Vertical Communications, Inc. dated October 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2006

VERTICAL COMMUNICATIONS INC.

By:	/s/ Kenneth Clinebell
Name:	Kenneth M. Clinebell
Title:	Chief Financial Officer, Treasurer and Secretary